Exhibit 99.1
RUSH STREET INTERACTIVE ANNOUNCES THIRD QUARTER 2023 RESULTS

- Third Quarter Revenue of $170 Million, up 15% Year-over-Year -
- Increased Adjusted EBITDA Profitability for the Second Consecutive Quarter -
- Strong Performance Leads to Expectations to be Adjusted EBITDA Positive for Full Year 2023 -
- Raising Full Year 2023 Revenue Guidance Midpoint with a Revised Range of Between $665 and $685 Million -

CHICAGO – November 1, 2023 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Highlights

•Revenue was $169.9 million during the third quarter of 2023, an increase of 15%, compared to $148.0 million during the third quarter of 2022.
•Net loss was $13.4 million during the third quarter of 2023, compared to a net loss of $22.7 million during the third quarter of 2022.
•Adjusted EBITDA1 was a positive $4.1 million during the third quarter of 2023, compared to an Adjusted EBITDA loss of $12.5 million during the third quarter of 2022.
•Adjusted advertising and promotions expense1 was $34.1 million during the third quarter of 2023, compared to $44.7 million during the third quarter of 2022.
•Average Revenue per Monthly Active User (“ARPMAU”) in the United States and Canada was $374 during the third quarter of 2023, up 8% year-over-year.
•As of September 30, 2023, RSI had $171 million of unrestricted cash and cash equivalents.
•Selected by the Delaware Lottery as its exclusive online gaming provider with expected launch in early winter.
•Launched unique Prop Central functionality with initial sportsbook results leading to material increases in higher-margin player prop bets.

Richard Schwartz, Chief Executive Officer of RSI, said, “Thanks to our decade-long investment in cutting-edge technology and a customer-centric approach, we've positioned ourselves as a top 5 online operator in the U.S., with a leading position in iGaming and a growing online sports book. As discerning consumers seek out the best products and user experiences, our third quarter results affirm our ability to deliver on both counts as we continue to acquire, engage and retain customers.”

“With strong revenue growth and more efficient marketing spend, we are proud to report another quarter of increasing quarterly profitability on an adjusted EBITDA basis as well as our expectation to have positive Adjusted EBITDA for the full year, underscoring our commitment to sustainable growth and profitability. Our focus on innovation and efficiency has elevated our market-leading ROI enabling us to navigate competitive markets with remarkable success and resilience. As we look ahead to new opportunities in North America and Latin America, we remain optimistic and excited about the path that lies ahead.”

1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for a reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

Guidance

RSI expects revenue for the full year ending December 31, 2023 to be between $665 and $685 million, increasing the midpoint compared to the previous guidance. At the midpoint of the range, revenue of $675 million represents 14% year-over-year growth when compared to $592 million of revenues for 2022.

This range is based on certain assumptions, including that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today, except for Connecticut.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast today at 5:00 p.m. Eastern Time (4:00 p.m. Central Time), during which management will discuss third quarter results and provide commentary on business performance and its current outlook for 2023. A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-844-200-6205 (Toll Free) or 1-646-904-5544 (Local) or, for international callers, 1-929-526-1599. The conference call access code is 982260.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least December 1, 2023.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Through its brands, BetRivers, PlaySugarHouse and RushBet, RSI was an early entrant in many regulated jurisdictions. It currently offers real-money mobile and online operations in fifteen U.S. states: Pennsylvania, Illinois, New Jersey, New York, Ohio, Connecticut, Michigan, Indiana, Virginia, Colorado, Maryland, Iowa, West Virginia, Arizona and Louisiana, as well as in the regulated international markets of Ontario, Canada, Colombia and Mexico. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. Founded in 2012 in Chicago by gaming industry veterans, RSI was named the 2023 EGR North America Awards Customer Services Operator of the Year, the 2022 EGR North America Awards Operator of the Year, Customer Services Operator of the Year and Social Gaming Operator of the Year, and the 2021 SBC Latinoamérica Awards Sportsbook Operator of the Year. RSI was the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Net Loss Per Share, Adjusted Net Loss and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., depreciation and amortization, and share-based compensation) or are not related to our underlying business performance (i.e., interest income or expense).

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash (i.e., share-based compensation) or are not related to our underlying business performance.

RSI defines Adjusted Net Loss Per Share as Adjusted Net Loss divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Loss is defined as net loss attributable to Rush Street Interactive, Inc. as used in the diluted net loss per share calculation, adjusted for the reallocation of net loss attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted net loss per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one-basis.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including Monthly Active Users (“MAUs”) and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly-titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws or regulations; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
(609) 788-8548
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$169,887	$148,004	$497,310	$426,678

Operating costs and expenses
Costs of revenue	116,159	103,321	333,166	308,061
Advertising and promotions	34,620	45,203	125,525	156,794
General administration and other	22,409	16,040	64,559	48,190
Depreciation and amortization	8,401	4,039	22,144	10,066
Total operating costs and expenses	181,589	168,603	545,394	523,111
Loss from operations	(11,702)	(20,599)	(48,084)	(96,433)

Other income (expenses)
Interest income (expense), net	762	(219)	1,430	(664)
Loss before income taxes	(10,940)	(20,818)	(46,654)	(97,097)

Income tax expense	2,426	1,839	7,946	6,176
Net Loss	$(13,366)	$(22,657)	$(54,600)	$(103,273)

Net loss attributable to non-controlling interests	(9,187)	(16,044)	(38,022)	(73,631)
Net loss attributable to Rush Street Interactive, Inc.	$(4,179)	$(6,613)	$(16,578)	$(29,642)

Net loss per common share attributable to Rush Street Interactive, Inc. – basic and diluted	$(0.06)	$(0.10)	$(0.25)	$(0.47)
Weighted average common shares outstanding – basic and diluted	69,698,787	64,058,437	67,465,694	63,283,591

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited and in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net loss	$(13,366)	$(22,657)	$(54,600)	$(103,273)

Other comprehensive loss
Foreign currency translation adjustment	1,495	(1,368)	3,465	(1,777)
Comprehensive loss	$(11,871)	$(24,025)	$(51,135)	$(105,050)

Comprehensive loss attributable to non-controlling interests	(8,161)	(17,014)	(35,621)	(74,877)
Comprehensive loss attributable to Rush Street Interactive, Inc.	$(3,710)	$(7,011)	$(15,514)	$(30,173)

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Net loss	$(13,366)	$(22,657)	$(54,600)	$(103,273)

Interest (income) expense, net	(762)	219	(1,430)	664
Income tax expense	2,426	1,839	7,946	6,176
Depreciation and amortization	8,401	4,039	22,144	10,066
Share-based compensation expense	7,402	4,084	22,595	11,901
Adjusted EBITDA	$4,101	$(12,476)	$(3,345)	$(74,466)

Adjusted Operating Costs and Expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
GAAP operating costs and expenses:
Costs of revenue	$116,159	$103,321	$333,166	$308,061
Advertising and promotions	34,620	45,203	125,525	156,794
General administration and other	22,409	16,040	64,559	48,190
Depreciation and amortization	8,401	4,039	22,144	10,066
Total operating costs and expenses	$181,589	$168,603	$545,394	$523,111

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(269)	$(249)	$(795)	$(739)
Advertising and promotions[1]	(565)	(516)	(1,660)	(1,532)
General administration and other[1]	(6,568)	(3,319)	(20,140)	(9,630)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(7,402)	$(4,084)	$(22,595)	$(11,901)

Adjusted operating costs and expenses:
Costs of revenue	$115,890	$103,072	$332,371	$307,322
Advertising and promotions	34,055	44,687	123,865	155,262
General administration and other	15,841	12,721	44,419	38,560
Depreciation and amortization	8,401	4,039	22,144	10,066
Total adjusted operating costs and expenses	$174,187	$164,519	$522,799	$511,210

1Non-GAAP Operating Costs and Expense Adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Loss, Adjusted Weighted Average Common Shares Outstanding and Adjusted Net Loss Per Share:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted Net Loss
Net loss attributable to Rush Street Interactive, Inc. – basic and diluted	$(4,179)	$(6,613)	$(16,578)	$(29,642)
Adjustments:
Net loss attributable to non-controlling interests	(9,187)	(16,044)	(38,022)	(73,631)
Share-based compensation expense	7,402	4,084	22,595	11,901
Adjusted Net Loss	$(5,964)	$(18,573)	$(32,005)	$(91,372)

Adjusted Weighted Average Common Shares Outstanding
Weighted average common shares outstanding – basic and diluted	69,698,787	64,058,437	67,465,694	63,283,591
Adjustments:
Conversion of weighted average RSILP Units to Class A Common Shares	152,319,724	156,373,584	154,196,531	156,796,400
Adjusted Weighted Average Common Shares Outstanding	222,018,511	220,432,021	221,662,225	220,079,991

Net loss per common share attributable to Rush Street Interactive, Inc. – basic and diluted:	$(0.06)	$(0.10)	$(0.25)	$(0.47)
Adjusted Net Loss per Share	$(0.03)	$(0.08)	$(0.14)	$(0.42)